Surna, Inc. Announces Senior Leadership Changes

BOULDER, CO – February 26, 2015 – Surna Inc. (OTCQB: SRNA), an engineering, manufacturing, and installation Company specializing in commercial indoor cannabis cultivation technology, announced today senior leadership changes reflecting its continued evolution from start-up to fast-paced manufacturing and engineering company.

Surna announced that Tom Bollich, current Director and CEO, will be stepping down on April 15th. “I’m extremely proud of what the team has accomplished thus far, and grateful I was able to add value during Surna’s start up stage”, commented Bollich. “Now the timing is right to transition into new leadership, and I’m confident the current team will continue to evolve Surna into the unquestioned leader in the cannabis industry. I’m excited about Surna’s future.”

Bryon Jorgenson will take over as CEO of Surna, after recently joining the Company as COO in January. “The experience that Tom has as a entrepreneur has been invaluable. He did an outstanding job guiding Surna from startup to a substantial manufacturing company with over 30 employees and expanding revenue. I look forward to working with him during this transition period to further Surna’s technological leadership in the cannabis sector.” Jorgenson added, “I’m very excited to drive excellence in the execution of the vision that has been formed at Surna, and look forward to leading the Surna team to a dynamic and bright future!”

Jorgenson has more than 25 years of experience at the executive-level and as an engineer in industrial electronics, life sciences, and industrial automation systems. Bryon’s career has focused on business development functions including product commercialization, pre-acquisition due diligence, business integration, management team transition, and operations performance improvement.

About Surna, Inc.:

Surna, Inc. (www.surna.com) develops innovative technologies and products that monitor, control or address the energy and resource intensive nature of indoor cannabis cultivation. Currently, the Company’s revenue stream is based on its main product offerings – supplying industrial technology and products to commercial indoor cannabis grow facilities.

Headquartered in Boulder, CO, Surna’s diverse engineering team is tasked with creating novel energy and resource efficient solutions, including the Company’s signature water-cooled climate control platform. The Company’s engineers continuously seek to create technology that solve the highly specific demands of the cannabis industry for temperature, humidity, light and process control.

Surna’s goal is to provide intelligent solutions to improve the quality, the control and the overall yield and efficiency of indoor cannabis cultivation. The Company’s operations exclude the production or sale of marijuana.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results, new features or services, or management strategies) and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Our actual results, such as the Company’s ability to finance, complete and consolidate acquisition of IP, assets and operating companies, could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company such as a result of various factors, including future economic, competitive, regulatory, and market conditions. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Statement About Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational marijuana. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut downs.

At the Company

David Traylor

Chief Business Officer

(303) 993-5271

david.traylor@surna.com

Investor Relations

David Kugelman

Atlanta Capital Partners, LLC
(404) 856-9157
(866) 692-6847 Toll Free - U.S. And Canada